Exhibit 3.1

BVI COMPANY NUMBER: 2046056

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

WESHOP HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

Incorporated on 16th October 2020

Amended and restated on September 19, 2025

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI

BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

WESHOP HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

1	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum and the attached Articles, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, Revised Edition 2020;

Admission means the admission to trading of the Class A Shares on the Stock Exchange;

Annual General Meeting means a General Meeting which is designated as the Annual General Meeting;

Articles means the attached articles of association of the Company;

Auditor means the person for the time being performing the duties of auditor of the Company;

Board means the board of Directors or the Directors present at a duly convened meeting of the Directors at which a quorum is present;

Business Day means a day other than a Saturday, a Sunday, or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City (New York), St Helier (Jersey) or Road Town (BVI);

BVI means British Virgin Islands;

Chair of the Board has the meaning specified in Regulation 15;

Class A Shareholder means a holder of Class A Shares;

Class A Shares means the Class A Ordinary Shares of no par value of the Company;9

Class B Shareholder means a holder of Class B Shares;

Class B Shares means the Class B Ordinary Shares of no par value of the Company;

clear days in relation to the period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company Broker has the meaning given in Regulation 7.2.4;

Compensation Committee means the compensation committee of the Board established pursuant to the Articles, or any successor committee;

Conflicted Director means (in relation to a Relevant Situation) a Director who has made a submission for authorisation in respect of that Relevant Situation;

Director means a director of the Company, and includes any person occupying the position of Director, by whatever name called;

Distribution in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

electronic means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and by electronic means, means by any manner capable of being so actuated and shall include e-mail and/or other data transmission service;

Electronic Transactions Act means the BVI Electronic Transactions Act;

Exchange Act means the U.S. Securities Exchange Act of 1934 or any similar U.S. federal statute and the rules and regulations of the SEC;

Extraordinary General Meeting means any General Meeting which is not an Annual General Meeting;

General Meeting means a meeting of the Shareholders;

held means, in relation to Shares, the Shares entered in the Register of Members as being held by a Shareholder and term holds, holding and holder shall be construed accordingly;

Listing Date means that date on which the Class A Shares are admitted to trading on a Stock Exchange;

Lock-in Period has the meaning given in Regulation 7.2.1;

Memorandum means this memorandum of association of the Company;

Officer means a person appointed to hold an office in the Company;

Orderly Market Period has the meaning given in Regulation 7.2.4;

Ordinary Shares means the Class A Shares and the Class B Shares;

Person includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

present in person means, in the case of an individual, that individual or their lawfully appointed attorney being present in person and, in the case of a corporation, being present by duly authorised representative or lawfully appointed attorney and, in relation to meetings, in person shall be construed accordingly;

Register of Directors has the meaning specified in Regulation 11.10;

Register of Members has the meaning specified in Regulation 3.6;

Registrar means the BVI Registrar of Corporate Affairs;

Relevant Situation means a matter or situation in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it);

Representative has the meaning specified in Regulation 8.2;

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of Directors or a committee of Directors by the affirmative vote of a majority of the Directors (or in the case of an equality of votes, the casting vote of the Chair of the Board) present at the meeting who voted except that where a Director is given more than one (1) vote, they shall be counted by the number of votes they cast for the purpose of establishing a majority; or

(b)	a resolution consented to in writing or by written electronic communication by a majority of the Directors or a majority of members of a committee of Directors. A written resolution consented to in such manner may consist of several documents including written electronic communication, in like form each signed or assented to by one or more Directors;

Resolution of Shareholders means either:

(a)	a resolution approved at a duly convened and constituted General Meeting by the affirmative vote of a majority of in excess of fifty per cent (50%) of the votes of the Shares entitled to vote thereon in respect of which the Shareholders holding the Shares were present at the meeting in person, or by proxy, and being Shares in respect of which the votes were voted, or

(b)	a resolution consented to in writing by a majority of in excess of fifty per cent (50%) of the votes of Shares entitled to vote at a general meeting of the Company in one (1) or more instruments each signed by one (1) or more of the Shareholders;

Seal means any seal which has been duly adopted as the common seal of the Company;

SEC means the U.S. Securities and Exchange Commission;

Securities means Shares and debt obligations of every kind of the Company, including without limitation options, warrants and rights to acquire Shares or debt obligations;

Securities Act means the U.S. Securities Act of 1933 or any similar U.S. federal statute and the rules and regulations of the SEC;

Share means a share issued or to be issued by the Company;

Shareholder means a Person whose name is entered in the Register of Members as the holder of one or more Shares or fractional Shares;

Stock Exchange means any U.S. national securities exchange on which the Securities are listed for trading, including, but not limited to, The Nasdaq Stock Market LLC, the NYSE MKT LLC, the New York Stock Exchange LLC or any over-the-counter (OTC) market;

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

U.S. means the United States of America; and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof and any subsidiary legislation made thereunder;

(e)	the singular includes the plural and vice versa; and

(f)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the U.S.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2	NAME

2.1	The name of the Company is WeShop Holdings Limited.

3	STATUS

3.1	The Company is a company limited by Shares.

4	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first registered office of the Company shall be situated at the office of the first Registered Agent at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

4.2	The first registered agent of the Company shall be CCS Trustees Limited, of Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office (the “Registered Office”) or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the BVI acting on behalf of the Company.

4.5	If at any point the Company does not have a registered agent, it may by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

5	CAPACITY AND POWERS

5.1	Subject to the Act and any other BVI legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of Clause 5.1(a), full rights, powers and privileges.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorised to issue an unlimited number of Shares in two classes as follows:

(a)	an unlimited number of Class A Shares; and

(b)	an unlimited number of Class B Shares.

6.2	The Company may, by Resolution of Directors, issue further classes of Shares.

6.3	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4	Shares may be issued in one or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

7	RIGHTS OF SHARES

7.1	Each Class A Share confers upon the Class A Shareholder:

(a)	the right to notice of and to attend any General Meeting;

(b)	the right to one (1) vote per Class A Share on any Resolution of Shareholders as against each other Class A Share;

(c)	the right to an equal share in any dividend paid by the Company with each other Class A Share;

(d)	the right to an equal share in the distribution of the surplus assets of the Company with each other Class A Share; and

(e)	such other rights and entitlements as may be specified in the Articles.

7.2	Each Class B Share confers upon the Class B Shareholder:

(a)	no right to notice of and to attend any General Meeting;

(b)	no right to vote on any Resolution of Shareholders;

(c)	no right to any dividend paid by the Company; and

(d)	no right to a share in the distribution of the surplus assets of the Company on its liquidation.

7.3	The Class B Shares shall only be issued to the WeShop Community Trust and/or one or more similar trusts (“Similar Trusts”).

7.4	The Class B Shares shall automatically convert to Class A Shares on a one-for-one (1:1) basis upon the transfer of a Class B Share by the WeShop Community Trust or a Similar Trust to a Person.

7.5	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares subject to Regulation 4 of the Articles.

8	VARIATION OF RIGHTS

8.1	If at any time the Shares are divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may only be varied or abrogated, whether or not the Company is in liquidation, with the consent in writing of holders of at least fifty per cent (50%) of the issued Shares of that class or with the sanction of a resolution passed by at least a majority in excess of fifty per cent (50%) of the holders of Shares in that class present in person or by proxy and voting at a separate meeting of the holders of the Shares of that class.

9	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

9.1	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

10.1	The Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to this Clause 10.

10.2	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

TERRITORY OF THE BRITISH VIRGIN ISLANDS THE BVI BUSINESS COMPANIES ACT 2004 ARTICLES OF ASSOCIATION

OF

WeShop Holdings Limited

A COMPANY LIMITED BY SHARES

1.	DISSAPLICATION OF THE ACT

1.1.	Disapplication of the Act

The following sections of the Act shall not apply to the Company:

1.1.1.	section 46 (Pre-emptive rights);

1.1.2.	section 60 (Process for acquisition of own shares);

1.1.3.	section 61 (Offer to one or more shareholders);

1.1.4.	section 62 (Shares redeemed otherwise than at the option of company); and

1.1.5.	section 175 (Disposition of assets).

2.	REGISTERED SHARES

2.1.	Share Certificates

Unless and until the Directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each Shareholder shall be in uncertificated book entry form. If the Directors do resolve to issue share certificates in respect of any one (1) or more classes of Shares, then every Shareholder holding such Shares shall be entitled, upon written request only, to a certificate signed by a Director or Officer, or any other person authorised by a Resolution of Directors, or under the Seal specifying the number of Shares held by them and the signature of the Director, Officer or authorised person and the Seal may be facsimiles or affixed by electronic means pursuant to the Electronic Transactions Act.

2.2.	Indemnity

Any Shareholder receiving a share certificate for certificated Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.

2.3.	Replacement

If a share certificate for certificated Shares is defaced, worn out, lost or destroyed it may be replaced without fee but on such terms (if any) and on satisfactory proof of its loss together with such an indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement or wearing out, on delivery of the old certificate to the Company.

2.4.	Seal and Signature

All forms of certificate for Share or loan capital or other Securities (other than letters of allotment, scrip certificates and other like documents) shall be issued under the Seal or in such other manner as the Board may authorise. The Board may by Resolution of Directors determine, either generally or in any particular case or cases, that any signatures on any such certificate need not be autographic but may be affixed to such certificate by some mechanical or electronic means or may be printed thereon or that such certificate need not be signed by any person.

2.5.	Joint Holders

If several Persons are registered as joint holders of any Shares, any one of such Persons may give an effectual receipt for any Distribution.

3.	SHARES

3.1.	Pre-Admission

Prior to Admission, Shares and other Securities may be issued at such times, to such Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

3.2.	Post-Admission

Following Admission, the Directors shall be authorised to issue such number of Shares on such terms as they in their discretion determine by Resolution of Directors.

3.3.	Non-Cash Consideration

In so far as the provisions of Sub-Regulation 3.2apply, such provisions shall not apply to the allotment of any Shares for a consideration other than cash, or to the allotment of any Shares to an employee share scheme.

3.4.	Issue

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in General Meeting), the Act and, where applicable, the rules of the Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Act and the Articles) vary such rights.

3.5.	Securities

The Company may issue Securities, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other Securities, upon such terms as the Directors may from time to time determine.

3.6.	Consideration Payable in Kind

A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

3.7.	Approval of Consideration in Kind

No Shares may be issued for a consideration, which is in whole or in part, other than money, unless a Resolution of Directors has been passed stating:

3.7.1.	the amount to be credited for the issue of the Shares; and

3.7.2.	that, in the opinion of the Directors, the present cash value of the non- money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

3.8.	No Debt or Liability

The consideration paid for any Share, whether a par value Share or a no par value Share, shall not be treated as a liability or debt of the Company for the purposes of:

3.8.1.	the solvency test in Regulations 4 and 21; and

3.8.2.	sections 197 and 209 of the Act.

3.9.	Register of Members

The Company shall keep a register of members (the Register of Members) containing:

3.9.1.	the names and addresses of the Persons who hold Shares;

3.9.2.	the number of each class and series of Shares held by each Shareholder;

3.9.3.	the date on which the name of each Shareholder was entered in the Register of Members; and

3.9.4.	the date on which any Person ceased to be a Shareholder.

3.10.	Form of Register of Members

The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

3.11.	Deemed Issue

A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

3.12.	No Certificate

Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Stock Exchange permit otherwise.

4.	REDEMPTION OF SHARES AND TREASURY SHARES

4.1.	Redemption and Purchase

Shareholders holding ninety (90%) of the votes of the outstanding Shares entitled to vote may be give a written instruction to the Company directing it to redeem the Shares held by the remaining Shareholders. Upon reciept of the written instruction, the Company shall redeem the Shares specified in the written instruction irrespective of whether or not the Shares are by their terms redeemable.

4.2.	Surrender of Shares

The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Share. Any such surrender shall be in writing and signed by the person holding the Shares.

4.3.	Solvency Test

The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

4.4.	Cancellation or Treasury

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of fifty per cent (50%) of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

4.5.	Rights Suspended

All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

4.6.	Transfer

Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4.7.	Subsidiary

Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than fifty per cent (50%) of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

5.	MORTGAGES AND CHARGES OF SHARES

5.1.	Mortgage or Charge

Shareholders may mortgage or charge their Shares.

5.2.	Entry on Register of Members

There shall be entered in the Register of Members at the written request of the Shareholder:

5.2.1.	a statement that the Shares held by them are mortgaged or charged;

5.2.2.	the name of the mortgagee or chargee; and

5.2.3.	the date on which the particulars specified in Regulations 5.2.1 and 5.2.2 are entered in the Register of Members.

5.3.	Cancellation

Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

5.3.1.	with the written consent of the named mortgagee or chargee or anyone authorised to act on their behalf; or

5.3.2.	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

5.4.	No Transfer

Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

5.4.1.	no transfer of any Share the subject of those particulars shall be effected;

5.4.2.	the Company may not purchase, redeem or otherwise acquire any such Share; and

5.4.3.	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

6.	FORFEITURE

6.1.	Application

Shares whose issue price is not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

6.2.	Call Notice

A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

6.3.	Forfeiture Date

The written notice of call referred to in Regulation 6.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

6.4.	Forfeiture

Where a written notice of call has been issued pursuant to Regulation 6.4 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

6.5.	No Refund

The Company is under no obligation to refund any moneys to a Shareholder whose Shares have been cancelled pursuant to Regulation 6.4 and that Shareholder shall be discharged from any further obligation to the Company.

7.	TRANSFER OF SHARES

7.1.	Right to Transfer

Subject to these Articles and the rules or regulations of the Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), a Shareholder may transfer all or any of their Shares. If the Shares in question were issued in conjunction with rights, options, or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2.	Lock in period and Orderly Market

7.2.1.	No Shareholder holding shares immediately prior to the Listing Date shall Transfer or otherwise dispose any of their shareholding in the Company during a period of 365 days from the Listing Date (Lock-in-Period).

7.2.2.	The Lock-in-period shall not apply to:

a.	Transfers of Shares by a Shareholder that acquired such Shares after the Listing Date; and

b.	Transfers of Shares in accordance with an exemption granted by the Board of Directors pursuant to Regulation 7.2.3

7.2.3.	The Board of Directors may, in their sole discretion, waive the Lock-In Period in exceptional circumstances, provided that such waiver is in the best interest of the Company and is approved by a majority vote of the Board.

7.3.	Directors’ Consent

Shares and Treasury Shares are transferable, subject to the consent of the Directors who may, subject to the terms of issue thereof and the rules or regulations of the Stock Exchange or any relevant rules of the SEC or securities laws (including, but not limited to the Exchange Act), in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

7.4.	Instrument of Transfer.

The instrument of transfer of any Share shall be in:

7.4.1.	any usual or common form;

7.4.2.	such form as is prescribed by the Stock Exchange; or

7.4.3.	in any other form as the Directors may determine,

and shall be executed by or on behalf of the transferor (or otherwise as prescribed by the rules and regulations of the Stock Exchange) and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee.

7.5.	Certificates.

Subject to Regulations 2.2 and 2.3, where the Company has issued a certificate in respect of a Share proposed to be transferred, the transferor shall lodge, with the instrument of transfer, the original certificate relating to the Share being transferred.

7.6.	Effective Date.

The transfer of a Share is effective when the name of the transferee is entered on the Register of Shareholders. Until such time, the transferor shall be deemed to remain a Shareholder.

7.7.	Lost Certificate.

If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may, on receipt of such indemnities as they may require:

7.7.1.	accept such evidence of the transfer of Shares as they consider appropriate; and

7.7.2.	proceed to register the transferee’s name in the Register of Members.

7.8.	Notification of Refusal.

Where the Directors refuse to register a transfer of a Share, they shall, within two (2) months after the date on which the transfer was lodged with the Company, notify the transferee of the refusal.

7.9.	Transfer of Treasury Shares.

The transfer of Treasury Shares may be for valuable consideration or otherwise, and at a discount to the par value of the Shares.

8.	[Intentionally Left Blank]

9.	MEETINGS AND CONSENTS OF SHAREHOLDERS

9.1.	Annual General Meetings

The Board shall convene and the Company shall hold an Annual General Meeting at least once in each calendar year.

9.2.	Extraordinary General Meetings

Subject to the requirements of the Act and Regulation 9.1, any Director may convene meetings of the Shareholders at such times and in such manner and places within or outside the BVI as the Director considers necessary or desirable.

9.3.	Shareholders Convene

Upon the written request of Shareholders entitled to exercise thirty per cent (30%) or more of the voting rights in respect of the matter for which the meeting is requested (the “Special Meeting Request”) the Directors shall convene a meeting of Shareholders. The Special Meeting Request may consist of several documents in like form each signed by one or more requisitionists (each such requisitionist, a “Requisitioning Member”) and must:

(a)	be deposited at the Registered Office within sixty (60) days of the earliest such documents being deposited at the Registered Office;

(b)	state the business (including the identity of nominees for election as a Director, if any) proposed to be acted on at the meeting of Members, which shall be limited to the business set forth in the Special Meeting Request received by the Company;

(c)	bear the date of signature of each Member (or duly authorized agent) who is a requisitionist submitting the Special Meeting Request;

(d)	set forth the name and address of each Member submitting the Special Meeting Request, as they appear on the Register of Members;

(e)	contain the information required by Regulation 17.13 with respect to any Director Nomination(s) or with respect to any other business proposed to be presented at the extraordinary general meeting, and as to each Member requesting the meeting and each other person (including any beneficial owner) on whose behalf the Member is acting;

(f)	include documentary evidence that the requisitionists own the Requisite Percent, as of the date, in the case of each Member requisitioning the extraordinary general meeting, that such shareholder’s requisition was signed; provided, however, that if the requisitioning Members are not the beneficial owners of the Shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence of the number of Shares owned by the beneficial owners on whose behalf the Special Meeting Request is made, as of the date, in the case of each Member requesting the extraordinary general meeting, that such Member’s requisition was signed; and

(g)	otherwise meet the requirements of these Articles.

A Special Meeting Request shall not be valid, and the Company shall not call an extraordinary general meeting if:

(a)	the Special Meeting Request relates to a subject that is not a proper subject for action by Members of the Company under the Statute or otherwise involves a violation of any applicable law;

(b)	an item of business that is the same or substantially similar (as determined in good faith by the board of Directors) as was presented at a meeting of Members occurring within ninety (90) days preceding the earliest date of signature on the Special Meeting Request, provided that matters relating to the election or removal of Directors shall not be considered the same or substantially similar to the election of Directors at the immediately preceding annual general meeting of Members;

(c)	the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting of Members and ending on the date of the next annual general meeting of Members; or

(d)	otherwise meet the requirements of these Articles.

9.4.	Shareholder AGM Business.

Shareholders seeking to bring business before an Annual General Meeting, or to nominate candidates for appointment as Directors at an Annual General Meeting, must provide written notice of such business to the Company. Such notice must be received at the Company’s principal office no later than the close of business on the ninetieth (120th) day nor earlier than the close of business on the one-hundred and fiftieth (150th) day prior to the anniversary date of the immediately preceding Annual General Meeting.

As to each person whom the Member or Requisitioning Members propose to nominate for appointment as a Director:

(i)	the name, age, business address and residence address of the nominee;

(ii)	the principal occupation or employment of the nominee;

(iii)	the class and number of Shares or any other securities of the Company that are held of record or are beneficially owned by the nominee and of its affiliates and any derivative positions held or beneficially held by the nominee and of its affiliates;

(iv)	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee or any of its affiliates with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of any securities), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee or any of its affiliates;

(v)	a description of all agreements, arrangements or understandings between or among the Member or the Requisitioning Members, as applicable, or any of its or their affiliates and each nominee or any of its affiliates and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Member or the Requisitioning Members or concerning the nominee’s potential service as a Director;

(vi)	a written statement executed by the nominee acknowledging that if elected as a Director the nominee will:

(A) owe fiduciary duties under the Statute with respect to the Company and its Members; and

(B) comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such Person’s term in office as a director;

(vii)	all information relating to such nominee that is required to be disclosed in solicitations of proxies for appointment of Directors in an appointment contest or otherwise required, in each case pursuant to the Statute or other applicable law, rule or regulation (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if appointed);

Notice

At least fourteen (14) clear days’ written notice shall be given for every Annual General Meeting and at least seven (7) clear days’ written notice for Extraordinary General Meetings. Notices of Shareholder meetings shall be sent to:

9.4.1.	those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members and are entitled to vote at the meeting; and

9.4.2.	the other Directors.

9.5.	Publication of a Notice on a Website.

Subject to the Act or the rules of the Stock Exchange, a notice of a General Meeting may be published on a website providing the recipient is given separate notice of:

9.5.1.	the publication of the notice on the website;

9.5.2.	the place on the website where the notice may be accessed;

9.5.3.	how it may be accessed; and

9.5.4.	the place, date, and time of the General Meeting.

9.6.	Inability to Access Website.

If a Member notifies the Company that they are unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Shareholder by any other means permitted by these Articles. This will not affect when that Shareholder is deemed to have received notice of the meeting.

9.7.	Time a Website Notice is Deemed to be Given.

A website notice is deemed to be given when the Shareholder is given notice of its publication.

9.8.	Required Duration of Publication on a Website.

Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

9.9.	Record Date

The Director convening a meeting of Shareholders may fix as the record date, for determining those Shareholders that are entitled to vote at the meeting, the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

9.10.	Waiver of Notice

A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least ninety per cent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

9.11.	Failure of Notice

The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Shareholder or another Director, or the fact that a Shareholder or another Director has not received notice, does not invalidate the meeting.

9.12.	Proxy

A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

9.13.	Presentation of Proxy

The instrument appointing a proxy shall be produced at the place designated for the meeting at least three (3) Business Days before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

9.14.	Form of Proxy

The instrument appointing a proxy shall be in substantially the following form or such other form as the chair of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

WESHOP HOLDINGS LIMITED

I/We being a shareholder of the above company HEREBY APPOINT [      ] of [      ] or failing them [      ] of [      ] to be my/our proxy to speak and vote for me/us at the meeting of shareholders to be held on the [      ] day of [      ] and at any adjournment thereof.

(Any restriction on voting to be inserted here)

Signed this [      ] day of [      ] 20[      ]

Shareholder

9.15.	Joint Ownership

The following applies where Shares are jointly owned:

9.15.1.	if two (2) or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

9.15.2.	if only one (1) of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

9.15.3.	if two (2) or more of the joint owners are present in person or by proxy they must vote as one.

9.16.	Conference Facility

A Shareholder shall be deemed to be present at a meeting of Shareholders if they participate by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other. In the event that no Shareholders are physically present at the place chosen for any meeting such meeting will be deemed to be held at the location where the chair of the meeting is physically present.

9.17.	Quorum

No business shall be transacted at any meeting of Shareholders unless a quorum is present when the meeting proceeds to business. A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy holders of ten per cent (10%) of the Shares entitled to vote on the resolutions of Shareholders to be considered at the meeting. The absence of a quorum shall not preclude the appointment of a chair in accordance with the provisions of these Articles, which shall not be treated as part of the business of the meeting.

9.18.	No Quorum

If within two (2) hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one (1) hour from the time appointed for the meeting in person or by proxy not less than one third (33.33%) of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

9.19.	Chair of Meeting

At every meeting of Shareholders, the Chair of the Board shall preside as chair of the meeting. If there is no Chair of the Board or if the Chair of the Board is not present at the meeting, the Shareholders present shall choose one (1) of their number to be the chair. If the Shareholders are unable to choose a chair for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chair failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

9.20.	Adjournment

The chair may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

9.21.	Polls

At any meeting of the Shareholders the chair is responsible for deciding in such manner as they consider appropriate whether any resolution proposed has been carried or not and the result of their decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chair has any doubt as to the outcome of the vote on a proposed resolution, they shall cause a poll to be taken of all votes cast upon such resolution. If the chair fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chair of the result of any vote may immediately following such announcement demand that a poll be taken and the chair shall cause a poll to be taken. Any Shareholder present in person or by proxy may demand a poll at any time. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

9.22.	Representation of Shareholders

Subject to the specific provisions contained in this Regulation for the appointment of representatives of Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

9.23.	Legal Persons

Any Person other than an individual which is a Shareholder may authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which they represent as that Shareholder could exercise if it were an individual.

9.24.	Proxy Evidence

The chair of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

9.25.	Directors

Directors may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

9.26.	Resolutions of Shareholders

Save as where expressly provided otherwise in the Memorandum or Articles, any action which requires a resolution of the Shareholders pursuant to the Act or any other BVI legislation, shall be authorised if approved by Resolution of Shareholders.

9.27.	Written Resolutions

An action that may be taken by the Shareholders at a meeting may, prior to the Listing Date, also be taken by a resolution consented to in writing, without the need for any notice, but if any resolution of the Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, an announcement including the material terms of such written resolutions will be published by the Company on its website as soon as reasonably practicable after they have taken effect. Upon such publication, any Shareholder that has not consented to such written resolutions will be deemed to have been notified of their contents. The consent may be in the form of counterparts, each counterpart being signed by one (1) or more Shareholders. If the consent is in one (1) or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a resolution of the Shareholders have consented to the resolution by signed counterparts.

10.	UNTRACEABLE SHAREHOLDERS

10.1.	Untraceable Shareholders

When the registered address of any Shareholder appears to the Board to be incorrect or out of date such Shareholder may, if the Board so resolves, be treated as if they had no registered address and the Company will not thereafter be obliged to send to such Shareholder cheques, warrants, notices of meetings or copies of the documents referred to in these Articles; provided that no resolution as aforesaid shall be proposed by the Board until cheques or warrants sent to the registered address of such Shareholder have been returned by the postal service or left uncashed on at least two (2) consecutive occasions or, following one (1) such occasion, reasonable enquiries have failed to establish any new address of such Shareholder.

10.2.	Power of Sale

The Company shall be entitled to sell at the best price reasonably obtainable any Share of a Shareholder or any Share to which a person is entitled by transmission if and provided that:

10.2.1.	for a period of twelve (12) years in the course of which at least three (3) dividends have become payable in respect of the Share in question, no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Shareholder or to the person entitled by transmission to the Share at their address on the Register of Members or the other last known address given by the Shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Shareholder or the person entitled by transmission; and

10.2.2.	the Company has at the expiration of the said period of twelve (12) years by advertisement in both a leading national newspaper and in a newspaper circulating in the area in which the address referred to in Regulation 10.2.1 above is located given notice of its intention to sell such Share; and

10.2.3.	the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Shareholder or person entitled by transmission.

10.3.	Execution of Sale

To give effect to any such sale the Company may appoint any person:

10.3.1.	in the case of certificated Shares to execute as transferor an instrument of transfer of such Share and such instrument of transfer; and/or

10.3.2.	in the case of uncertificated Shares to authorise and procure the execution of such transfer in accordance with and subject to the regulations and facilities and requirements of the relevant system concerned and such instrument of transfer and/or transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such Share.

The Company shall account to the Shareholder or other person entitled to such Share for the net proceeds of such sale and shall be deemed to be their debtor and not a trustee for them in respect of the same. Any money not accounted for to the Shareholder or other person entitled to such Share shall be carried to a separate account and shall be a permanent debt of the Company provided that such debt shall not incur interest and the Company shall not be required to account for any money earned on the net proceeds. Money carried to such separate account may either be employed in the business of the Company or invested in such investments (other than Shares or its holding company, if any) as the Directors may from time to time think fit.

11.	DIRECTORS

11.1.	Number of Directors

The minimum number of Directors shall be one (1) and there shall be no maximum number.

11.2.	Appointment

The Directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

11.3.	Consent to Act

No person shall be appointed as a Director, alternate Director, or nominated as a reserve Director, of the Company unless they have consented in writing to be a Director, alternate Director or to be nominated as a reserve Director respectively.

11.4.	Term of Office

Subject to Regulation 11.5, each Director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing them, or until their earlier death, resignation, retirement by rotation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until their earlier death, retirement by rotation, resignation or removal.

11.5.	Retirement by Rotation

The following provisions in relation to the retirement of Directors by rotation shall apply:

11.5.1.	at each Annual General Meeting one-third (33.33%) of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not more than one-third (33.33%)) shall retire from office by rotation;

11.5.2.	the Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who become or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election;

11.5.3.	the Company at the Annual General Meeting at which a Director retires under any provision of these Articles may by Resolution of Shareholders fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

a.	where at such Annual General Meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

b.	where such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that they are unwilling to be re-elected; or

c.	where such Director has attained any retiring age applicable to them as a Director; and

11.5.4.	the retirement shall not have effect until the conclusion of the Annual General Meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for their re-election is put to the Annual General Meeting and is lost, accordingly a retiring Director who is re-elected or deemed to have been re-elected in office shall be deemed to have continued in their role without a break.

11.6.	Removal from Office

A Director may be removed from office:

11.6.1.	only with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes of all then outstanding Class A Shares entitled to vote generally at a meeting for the election of directors., by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the Director or for purposes including the removal of the Director;

11.6.2.	with or without cause by Resolution of Directors passed at a meeting of Directors called for the purpose of removing the Director or for purposes including the removal of the Director.
“with cause” means means conduct of a director which amounts to fraud or dishonesty.

11.7.	Resignation

A Director may resign their office by giving written notice of their resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if they are, or becomes, disqualified from acting as a Director under the Act.

11.8.	Interim Appointment

The Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.

11.9.	Vacancy

A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of their term of office.

11.10.	Register of Directors

The Company shall keep a register of Directors (the Register of Directors) containing such information as may be proscribed by the Act.

11.11.	Form of Register of Directors

The Register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original Register of Directors.

11.12.	Registrar Filing

The Company shall file for registration with the Registrar a copy of its Register of Directors (and any changes to the Register of Directors) in accordance with the provisions of the Act.

11.13.	Office Remuneration.

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or General Meetings, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination of such methods.

11.14.	Additional Remuneration.

The Directors may by resolution approve additional remuneration to any Director for any services other than their ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

11.15.	Pensions.

The Directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension, or allowance.

11.16.	No shareholding

A Director is not required to hold a Share as a qualification to office.

11.17.	Appointment of Alternates

A Director, by written instrument deposited at the registered office of the Company may from time to time appoint another Director or another person who is not disqualified for appointment as a Director under the Act to be their alternate to:

11.17.1.	exercise the appointing Director’s powers; and

11.17.2.	carry out the appointing Director’s responsibilities,

in relation to the taking of decisions by the Directors in the absence of the appointing Director.

11.18.	Consent of Alternate

No person shall be appointed as an alternate Director unless they have consented in writing to be an alternate Director. The appointment of an alternate Director does not take effect until written notice of the appointment has been deposited at the registered office of the Company.

11.19.	Removal of Alternate

The appointing Director may, at any time, terminate or vary the alternate’s appointment. The termination or variation of the appointment of an alternate Director does not take effect until written notice of the termination or variation has been deposited at the registered office of the Company, save that if a Director shall die or cease to hold the office of Director, the appointment of their alternate shall thereupon cease and terminate immediately without the need of notice.

11.20.	Limit on Power

An alternate Director has no power to appoint an alternate, whether of the appointing Director or of the alternate Director.

11.21.	Powers of Alternate

An alternate Director has the same rights as the appointing Director in relation to any Directors’ meeting and any written resolution of Directors circulated for written consent. Unless stated otherwise in the notice of the appointment of the alternate, or a notice of variation of the appointment, if undue delay or difficulty would be occasioned by giving notice to a Director of a resolution of which their approval is sought in accordance with these Articles their alternate (if any) shall be entitled to signify approval of the same on behalf of that Director. Any exercise by the alternate Director of the appointing Director’s powers in relation to the taking of decisions by the Directors is as effective as if the powers were exercised by the appointing Director. An alternate Director does not act as an agent of or for the appointing Director and is liable for their own acts and omissions as an alternate Director.

11.22.	Fees

The remuneration of an alternate Director (if any) shall be payable out of the remuneration payable to the Director appointing them (if any), as agreed between such alternate Director and the Director appointing them.

12.	POWERS OF DIRECTORS

12.1.	Management by Directors

The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

12.2.	Fiduciary Duties

Each Director shall exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising their powers or performing their duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

12.3.	Corporate Directors

Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

12.4.	Acting in Vacancy

The continuing Directors may act notwithstanding any vacancy in their body.

12.5.	Borrowings

The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

12.6.	Negotiable Instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

12.7.	No Loans to Directors

The Company has no power to grant loans to the Directors.

13.	PROCEEDINGS OF DIRECTORS

13.1.	Calling Meetings

Any one Director may call a meeting of the Directors by sending a written notice to each other Director.

13.2.	Place

The Directors or any committee thereof may meet at such times and in such manner and places within or outside the BVI as the Directors may determine to be necessary or desirable.

13.3.	Conference Facility

A Director is deemed to be present at a meeting of Directors if they participate by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

13.4.	Notice of Meetings

A Director shall be given not less than three (3) days’ notice of meetings of Directors, but a meeting of Directors held without three (3) days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

13.5.	Quorum

A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half (50%) of the total number of Directors, unless there are only two (2) Directors in which case the quorum is two (2).

13.6.	Sole Director

If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

13.7.	Chair

At meetings of Directors at which the Chair of the Board is present, they shall preside as chair of the meeting. If there is no Chair of the Board or if the Chair of the Board is not present, the Directors present shall choose one of their number to be chair of the meeting.

13.8.	Written Resolution

An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing or by written electronic communication by a majority of the members of the committee without the need for any notice. A written resolution consented to in such manner may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last member has consented to the resolution by signed counterparts.

13.9.	Conference Call

A person may participate and vote in a meeting of the Directors or committee of Directors by telephone or other electronic means by means of which all the persons participating in the meeting are able to hear each other. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chair is at the start of the meeting.

13.10.	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

13.11.	Presumption of Assent

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chair or secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favour of such action.

14.	COMMITTEES

14.1.	Creation

The Directors may establish any committees, local boards, or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board, or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

14.2.	Charters

The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Stock Exchange, the SEC, and/or any other competent regulatory authority or otherwise under applicable law.

14.3.	Delegation

The Directors have no power to delegate to a committee of Directors any of the following powers:

14.3.1.	to amend the Memorandum or the Articles;

14.3.2.	to designate committees of Directors;

14.3.3.	to delegate powers to a committee of Directors;

14.3.4.	to appoint or remove Directors;

14.3.5.	to appoint or remove an agent;

14.3.6.	to approve a plan of merger, consolidation or arrangement;

14.3.7.	to make a declaration of solvency or to approve a liquidation plan; or

14.3.8.	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

14.4.	Sub-Delegation

Regulations 14.3.2 and 14.3.3 do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

14.5.	Committee Proceedings

The meetings and proceedings of each committee of Directors consisting of two (2) or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

14.6.	Exercise of Powers

Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors under the Act.

15.	OFFICERS AND AGENTS

15.1.	Officers

The Company may by Resolution of Directors appoint Officers at such times as may be considered necessary or expedient. Such Officers may consist of a Chair of the Board, a president and one or more vice-presidents, secretaries and treasurers and such other Officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

15.2.	Duties of Officers

The Officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chair of the Board to preside at meetings of Directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

15.3.	Emoluments

The emoluments of all Officers shall be fixed by Resolution of Directors.

15.4.	Term

The Officers shall hold office until their successors are duly appointed, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

15.5.	Agent

The Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

15.6.	Powers of Agent

An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

15.6.1.	to amend the Memorandum or the Articles;

15.6.2.	to change the registered office or agent;

15.6.3.	to designate committees of Directors;

15.6.4.	to delegate powers to a committee of Directors;

15.6.5.	to appoint or remove Directors;

15.6.6.	to appoint or remove an agent;

15.6.7.	to fix emoluments of Directors;

15.6.8.	to approve a plan of merger, consolidation or arrangement;

15.6.9.	to make a declaration of solvency or to approve a liquidation plan;

15.6.10.	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

15.6.11.	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the BVI.

15.7.	Delegation of Agency

The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

15.8.	Removal of Agent

The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on them.

16.	CONFLICT OF INTERESTS

16.1.	A Conflicted Director shall, forthwith after becoming aware of a Relevant Situation, disclose the Relevant Situation to all other Directors.

16.2.	For the purposes of Regulation 16.1, a disclosure to all other Directors to the effect that a Director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

16.3.	Subject to any rules or regulations of the Stock Exchange or any laws or regulations governing companies listed on the Stock Exchange, in relation to a Relevant Situation, a Conflicted Director may:

16.3.1.	vote on a matter relating to the Relevant Situation;

16.3.2.	attend a meeting of Directors, or a meeting of a committee of Directors, at which a matter relating to a Relevant Situation arises and be included among the Directors present at the relevant meeting for the purposes of a quorum; and

16.3.3.	sign a document on behalf of the Company, or do any other thing in their capacity as a Director, that relates to the Relevant Situation,

and, subject to compliance with the Act, the Conflicted Director shall not by reason of their office be accountable to the Company for any benefit which they derive from a Relevant Situation and no such Relevant Situation shall be liable to be avoided on the grounds of any such interest or benefit.

17.	INDEMNIFICATION

17.1.	Indemnity

Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

17.1.1.	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director; or

17.1.2.	is or was, at the request of the Company, serving as a director of, or in any other capacity, is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

17.2.	Good Faith

The indemnity in Regulation 17.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

17.3.	Determination of Best Interests

For the purposes of Regulation 17.2, a Director acts in the best interests of the Company if they act in the best interests of a Shareholder or Shareholders in the circumstances specified in the Act.

17.4.	Determination of Good Faith

The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that their conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

17.5.	Termination of Proceedings

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that their conduct was unlawful.

17.6.	Expenses Paid in Advance – Director

Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with Regulation 17.1.

17.7.	Expenses Paid in Advance - Former Director

Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Regulation 17.1 and upon such terms and conditions, if any, as the Company deems appropriate.

17.8.	Non-Exclusivity

The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director.

17.9.	Successful Defence

If a person referred to in Regulation 17.1 has been successful in defence of any proceedings referred to in Regulation 17.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

17.10.	Insurance

The Company may purchase and maintain insurance in relation to any person who is or was a Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

18.	RECORDS

18.1.	Maintenance of Records

The Company shall keep the following documents at the office of its registered agent:

18.1.1.	the Memorandum and the Articles;

18.1.2.	the Register of Members, or a copy of the Register of Members, in accordance with Regulation 3.7;

18.1.3.	the Register of Directors, or a copy of the Register of Directors, in accordance with Regulation 11.10; and

18.1.4.	copies of all notices and other documents filed by the Company with the Registrar in the previous ten (10) years.

18.2.	Original Registers

Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members and original Register of Directors at the office of its registered agent.

18.3.	Registers Not Held by Registered Agent

If the Company maintains only a copy of the Register of Members or a copy of the Register of Directors at the office of its registered agent, it shall:

18.3.1.	within 15 days of any change in either register, notify the registered agent in writing of the change; and

18.3.2.	provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original Register of Directors is kept.

18.4.	Location of Records

The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the BVI, as the Directors may determine:

18.4.1.	the records and underlying documentation of the Company;

18.4.2.	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

18.4.3.	minutes of meetings and Resolutions of Directors and committees of Directors; and

18.4.4.	an impression of the Seal.

18.5.	Records and Underlying Documentation

The records and underlying documentation of the Company shall be in such form as:

18.5.1.	are sufficient to show and explain the Company’s transactions; and

18.5.2.	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.6.	Retention Periods

The Company shall retain the records and underlying documentation for a period of at least five (5) years from the date:

18.6.1.	of completion of the transaction to which the records and underlying documentation relate; or

18.6.2.	the Company terminates the business relationship to which the records and underlying documentation relate.

18.7.	Records Kept at Place other than Registered Office

Where the records or underlying documentation are kept at a place or places other than the office of its registered agent, the Company shall provide its registered agent with a written:

18.7.1.	record of the physical address of the place at which the records and underlying documentation are kept; and

18.7.2.	record of the name of the person who maintains and controls the Company’s records and underlying documentation.

18.8.	Change in Location of Records

Where the place or places at which the records or underlying documentation of the Company, or the name of the person who controls the records and underlying documentation change, the Company shall, within fourteen (14) days of the change, provide its registered agent with:

18.8.1.	the physical address of the new location of the records and underlying documentation; or

18.8.2.	the name of the new person who maintains and controls the Company’s records and underlying documentation maintained.

18.9.	Co-operation with Registered Agent

The Company shall provide to its registered agent without delay any records or underlying documentation in respect of the Company that the registered agent requests pursuant to the Act.

18.10.	Electronic Records

The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

19.	REGISTER OF CHARGES

19.1.	Register of Charges

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

19.1.1.	the date of creation of the charge;

19.1.2.	a short description of the liability secured by the charge;

19.1.3.	a short description of the property charged;

19.1.4.	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

19.1.5.	unless the charge is a security to bearer, the name and address of the holder of the charge; and

19.1.6.	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

20.	SEAL

20.1.	Seal

The Company shall have a Seal and may have more than one (1) Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

21.	DISTRIBUTIONS

21.1.	Authorisation of Distributions

The Directors may, by Resolution of Directors, authorise a Distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

21.2.	Form of Distribution

Distributions may be paid in money, Shares, or other property.

21.3.	Notice

Notice of any Distribution that may have been declared shall be given to each Shareholder as specified in Regulation 24.1 and all Distributions unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

21.4.	No interest

No Distributions shall bear interest as against the Company and no Distribution shall be paid on Treasury Shares.

22.	ACCOUNTS

22.1.	Accounting Records

The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

22.2.	Inspection

The accounting records shall be kept at the registered office of the Company or, subject to the Act, at such other place or places as the Board may think fit and shall always be open to inspection by the Officers. No Shareholder (other than an Officer) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

23.	AUDIT

23.1.	Auditor.

The Directors may appoint an Auditor who shall hold office until removed from office by resolution of the Directors and may fix their remuneration.

23.2.	Access Right.

Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for any audit.

23.3.	Auditor Reports.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at such times as shall be required by the Directors or any meeting of the Shareholders.

23.4.	Auditor Remuneration.

The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

23.5.	Auditor Vacancy.

If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

24.	NOTICES

24.1.	Notices to Shareholders

Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, fax or e-mail to them or to their address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder). Any notice, if posted from one country to another, is to be sent airmail. E-mail notices may be sent by e-mail text and/or by way of a document attached to an email in portable document format (PDF) or in Microsoft Word format and/or by any other method separately agreed between the Company and its Shareholders.

24.2.	Notices to the Company

Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

24.3.	Calculation of Elapsed Time

Subject to the laws of the BVI, where any period of time is expressed as required for the giving of any notice or in any other case where some other action is required to be undertaken within or omitted from being taken during a specified period of time, the calculation of the requisite period of time will not include the day on which the notice is given (or deemed to be given) or the day on which the event giving rise to the need to take or omit action occurred, but shall include the day on which the period of time expires.

24.4.	Deemed Receipt

Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing a notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by fax, service of the notice shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service it shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient

24.5.	Proof of Service on the Company

Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was sent by courier in such time as to admit to its being delivered to the registered office or the registered agent of the Company within the period prescribed for service and was correctly addressed.

25.	VOLUNTARY LIQUIDATION

25.1.	Voluntary Liquidation

The Company may by Resolution of Shareholders or, subject to the Act, by Resolution of Directors appoint a voluntary liquidator.

26.	CONTINUATION

26.1.	Continuation

The Company may by Resolution of Shareholders or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws.

27.	EXCLUSIVE JURISDICTION AND FORUM

27.1.	Exclusive Jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the courts of the BVI shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, these Articles or otherwise related in any way to each Shareholder’s shareholding in the Company, including but not limited to:

27.1.1.	any derivative action or proceeding brought on behalf of the Company;

27.1.2.	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer, or other employee of the Company to the Company or the Shareholders;

27.1.3.	any action asserting a claim arising pursuant to any provision of the Act, the Memorandum, or the Articles; or

27.1.4.	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the U.S.).

27.2.	Member Submittance.

Each Shareholder irrevocably submits to the exclusive jurisdiction of the courts of the BVI over all such claims or disputes.

27.3.	Further Remedies.

Without prejudice to any other rights or remedies that the Company may have, each Shareholder acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the BVI as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the BVI as exclusive forum.

27.4.	U.S. Regulation.

This Regulation 27 shall not apply to any action or suits brought to enforce any liability or duty created by the Securities Act, as amended, the Exchange Act, or any claim for which the federal district courts of the U.S. are, as a matter of the laws of the U.S., the sole and exclusive forum for determination of such a claim.

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